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                                                                    Exhibit 23.8


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Healtheon Corporation on Form S-4 of our report dated October 7, 1997 relating to the statement of income of The Stockton Group, Inc. for the year ended June 30, 1997, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
September 2, 1999